EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Pre-Effective Amendment No. 5 to the Registration Statement on Form S-4 of our report relating to the financial statements of Embratel Participações S.A. dated March 17, 2004 (except with respect to the matters discussed in Notes 34 and 35, as to which the date is May 21, 2004 and Note 36, as to which the date is June 21, 2005), appearing in the Current Report on Form 8-K of MCI Inc.

DELOITTE TOUCHE TOHMATSU

Auditores Independentes

Rio de Janeiro, Brazil

August 9, 2005